Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-240236, 333-232397, 333-226370, 333-212688, 333-204331, 333-197992, 333-188446, 333-176144, 333-168672, 333-148188, 333-56670) and Form S-3 (No. 333-251799) of Seagen Inc. of our report dated February 11, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
Seattle, Washington
February 11, 2021